                  SUBSIDIARIES OF THE REGISTRANT

   GulfWest Energy Inc. has nine wholly owned direct or indirect subsidiaries:

1.   GulfWest Oil and Gas Company, Texas corporation, was organized February 18,
     1999 and is the owner of  record  of  interests  in  certain  crude oil and natural gas properties located in Colorado and Texas.

2.   SETEX Oil and Gas Company,  a Texas  corporation,  was organized August 11,
     1998 and is the operator of crude oil and natural gas  properties  in which we own the majority working interest.

3.   LTW Pipeline Co., a Texas  corporation,  was organized  April 19, 1999, was the owner and  operator  of  certain  natural  gas  gathering  systems  and pipelines  that we own,  and  marketed  the natural gas  produced  from our properties.  The  marketing  contract  expired  and the  subsidiary  became inactive.

4.   RigWest Well Service, Inc., a Texas corporation, was organized September 5,
     1996 and operates well servicing equipment for our own account.

5.   Southeast Texas Oil and Gas Company,  L.L.C., a Texas company, was acquired by us on  September  1, 1998 and was the owner of  record of  interests  in certain  crude  oil and  natural  gas  properties  located  in three  Texas counties. The properties were transferred to DutchWest Oil Company and this subsidiary became inactive.

6.   DutchWest Oil Company, a Texas corporation, was organized July 28, 1997 and is the owner of record of  interests  in certain  crude oil and natural gas properties located along the Gulf Coast of Texas.

7.   GulfWest Development  Company, a Texas corporation,  was organized November
     9, 2000 and is the owner of record of  interests  in certain  crude oil and natural gas properties located in Texas, Oklahoma and Mississippi.

8.   GulfWest Texas Company,  a Texas corporation,  was organized  September 23,
     1996 and was the owner of  interests  in certain  crude oil and natural gas properties located in the Vaughn Field, Crockett County,  Texas.  Effective
     April 1, 2000,  these  properties  were  assigned to  GulfWest  Oil and Gas
     Company to facilitate financing and the subsidiary became inactive.

9.   GulfWest  Oil and Gas Company  (Louisiana)  LLC, a Louisiana  company,  was formed  July 31,  2001 and is the owner of record of  interests  in certain crude oil and natural gas properties in Louisiana.  It is owned by GulfWest
     Oil and Gas Company.